EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q, (the “Report”) of Cardio Diagnostics Holdings, Inc. (the “Company”) for the quarter ended March 31, 2023, the undersigned, Meeshanthini V. Dogan, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2023
/s/ Meeshanthini V. Dogan
Meeshanthini V. Dogan Chief Executive Officer (Principal Executive Officer)